Exhibit 99.1

Internet Capital Group Announces Third Quarter Financial Results

WAYNE, Pa.--(BUSINESS WIRE)--October 30, 2008--Internet Capital Group, Inc. (Nasdaq: ICGE) (“ICG”) today reported its results for the third quarter ended September 30, 2008.

Recent Highlights:

  Reported aggregate core company revenue growth of 20% from the comparable 2007 period, with strong growth at Channel Intelligence, WhiteFence and Freeborders;
  Completed the sale of Creditex to IntercontinentalExchange, resulting in a gain of approximately $35 million; and
  Reducing operating expenses at ICG and a number of ICG’s partner companies.

“The sale of Creditex to IntercontinentalExchange not only bolstered our balance sheet but also illustrated our continued ability to build market leaders and capture substantial value from our holdings,” said Walter Buckley, ICG's Chairman and Chief Executive Officer. “Against the backdrop of a challenging economic environment, our core companies demonstrated solid growth and ICG maintained a strong financial position.”

ICG Financial Results

ICG consolidated the results of three companies, ICG Commerce, Investor Force and Vcommerce, for the three and nine months ended September 30, 2008, versus the results of two partner companies, ICG Commerce and Investor Force for the three and nine months ended September 30, 2007. Vcommerce’s results are consolidated starting May 1, 2008, when ICG’s ownership interest increased to more than 50%.

ICG reported consolidated revenue of $17.1 million for the third quarter of 2008, versus $14.6 million for the comparable 2007 period. ICG reported consolidated revenue of $50.7 million for the nine months ended September 30, 2008, versus $38.9 million for the comparable 2007 period. ICG reported net income of $22.5 million, or $0.58 per diluted share, for the third quarter of 2008, versus a net loss of $(4.0) million, or $(0.11) per diluted share, for the comparable 2007 period. ICG reported net income of $3.7 million, or $0.09 per diluted share, for the nine months ended September 30, 2008, versus $(27.6) million, or $(0.73) per diluted share, for the comparable 2007 period.

Results for the third quarter of 2008 include $34.0 million of net gains, which primarily related to the gain on the sale of Creditex, versus $3.4 million of net gains in the comparable 2007 period. Results for the nine months ended September 30, 2008 include $38.6 million in net gains, versus $2.3 million in net charges in the comparable prior year period.

As of September 30, 2008, ICG’s corporate cash balance was $51.7 million, and the value of its holdings in Blackboard (Nasdaq: BBBB) was $85.0 million, net of $3.1 million in hedge positions. At September 30, 2008, the values of ICG’s holdings in IntercontinentalExchange (NYSE: ICE) and GoIndustry (LSE.AIM: GOI) were $28.2 million and $18.2 million, respectively.

ICG Core Partner Company Information

Set forth below is aggregate information relating to the following eight core partner companies: Channel Intelligence, Freeborders, ICG Commerce, Investor Force, Metastorm, StarCite, Vcommerce and WhiteFence. This aggregate information represents the total of the individual GAAP results of each of these companies. Please refer to the supplemental financial data at the end of this release for a reconciliation of the aggregate revenue and aggregate EBITDA information with the GAAP results.

In the third quarter of 2008, aggregate revenue of the eight core companies grew 20% year-over-year, to $69.6 million from $58.0 million in the third quarter of 2007. Aggregate EBITDA (loss) for the core companies was $(6.9) million in the third quarter of 2008, versus $(6.4) million in the third quarter of 2007.

In the nine months ended September 30, 2008, aggregate revenue of ICG’s eight core companies grew 26% year-over-year, to $193.7 million from $153.9 million in the comparable prior year period. Aggregate EBITDA (loss) for the core companies was $(29.0) million in the nine months ended September 30, 2008, versus $(20.6) million in the comparable prior year period.

“Given the uncertainties of the current economic environment, we are adjusting our guidance for full year aggregate core company revenue growth to a range of 20% to 25%,” said R. Kirk Morgan, ICG’s Chief Financial Officer.

ICG will host a webcast at 10:00 a.m. ET today to discuss its financial results. As part of the live webcast for this call, ICG will post a slide presentation to accompany the prepared remarks. To access the webcast, go to http://www.internetcapital.com/investorinfo-preswebcast.htm and click on the link for the third quarter conference call webcast. Please log on to the website approximately ten minutes prior to the call to register and download and install any necessary audio software. The conference call is also accessible through listen-only mode by dialing 866-578-5747 (domestic) or 617-213-8054 (international). The participant pass code for either dial-in is 75954366.

For those unable to participate in the conference call, a replay will be available from October 30, 2008 at 12:00 p.m. ET until November 13, 2008 at 11:59 p.m. ET. To access the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international). The pass code is 47976842. The replay and slide presentation also can be accessed on the Internet Capital Group web site at http://www.internetcapital.com/investorinfo-preswebcast.htm.

About Internet Capital Group

Internet Capital Group (www.internetcapital.com) acquires and builds Internet software and services companies that drive business productivity and reduce transaction costs between firms. Founded in 1996, ICG devotes its expertise and capital to maximizing the success of these platform companies, which are delivering software and service applications to customers worldwide.

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not historical facts are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future performance of our partner companies, acquisitions or dispositions of interests in partner companies, the effect of economic conditions generally, capital spending by customers, the development of the e-commerce and information technology markets, and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission. These and other factors may cause actual results to differ materially from those projected.

Internet Capital Group, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Revenue	$17,104	$14,559	$50,707	$38,861

Operating Expenses
Cost of revenue	11,580	10,029	34,526	29,435
Selling, general and administrative	8,336	8,342	26,828	25,213
Research and development	3,219	1,532	7,455	4,662
Impairment related and other	197	37	389	143
Total operating expenses	23,332	19,940	69,198	59,453
	(6,228)	(5,381)	(18,491)	(20,592)

Other income (loss), net	34,368	1,646	39,856	(6,545)
Interest income	317	1,462	1,550	4,088
Interest expense	(129)	(19)	(206)	(287)
Income (loss) before income taxes, minority interest and equity loss	28,328	(2,292)	22,709	(23,336)

Income tax benefit (expense)	224	794	(69)	3,436
Minority interest	(34)	(487)	(1,148)	(117)
Equity loss	(6,020)	(3,070)	(17,842)	(8,393)
Income (loss) from continuing operations	22,498	(5,055)	3,650	(28,410)
Income (loss) on discontinued operations	-	1,024	-	804
Net income (loss)	$22,498	$(4,031)	$3,650	$(27,606)

Basic net income (loss) per share:
Income (loss) from continuing operations	$0.59	$(0.14)	$0.10	$(0.75)
Income (loss) on discontinued operations	-	0.03	-	0.02
	$0.59	$(0.11)	$0.10	$(0.73)

Shares used in computation of basic income (loss) per share	38,437	37,925	38,410	37,858

Diluted net income (loss) per share:
Income (loss) from continuing operations	$0.58	$(0.14)	$0.09	$(0.75)
Income (loss) on discontinued operations	-	0.03	-	0.02
	$0.58	$(0.11)	$0.09	$(0.73)

Shares used in computation of diluted income (loss) per share	38,784	37,925	38,880	37,858

Internet Capital Group, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	September 30,	December 31,
	2008	2007

ASSETS
Cash and cash equivalents	$68,479	$82,036
Other current assets	18,504	14,652
Total current assets	86,983	96,688
Marketable securities	116,355	88,029
Fixed assets, net	2,048	1,723
Ownership interests in partner companies	103,623	127,888
Goodwill	34,981	17,084
Other assets, net	1,884	1,019
Total assets	$345,874	$332,431

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$23,263	$17,939
Minority interest and other non-current liabilities	12,925	9,834
Total liabilities	36,188	27,773
Stockholders' equity	309,686	304,658
Total liabilities and stockholders' equity	$345,874	$332,431

Internet Capital Group
2008 Core Partner Company Information

Reconciliation of Aggregate Core Company Information to GAAP Results

	Three Months Ended
	Mar 31, 2007	Jun 30, 2007	Sep 30, 2007	Dec 31, 2007	Mar 31, 2008	Jun 30, 2008	Sep 30, 2008
Revenue

Aggregate Core Company Revenue	$46,744	$49,137	$58,022	$60,563	$60,257	$63,797	$69,628
Non-consolidated partner companies	(34,962)	(36,617)	(43,463)	(46,501)	(44,235)	(46,216)	(52,524)
Consolidated Revenue	$11,782	$12,520	$14,559	$14,062	$16,022	$17,581	$17,104

Net Income (Loss)

Aggregate Core Company EBITDA (loss)	$(6,891)	$(7,294)	$(6,424)	$(10,813)	$(11,200)	$(10,917)	$(6,918)
Interest, Taxes, Depreciation/Amortization	(2,380)	(2,414)	(2,830)	(5,321)	(4,385)	(5,083)	(5,039)
Aggregate Core Company Net Income (Loss)	(9,271)	(9,708)	(9,254)	(16,134)	(15,585)	(16,000)	(11,957)
Amount attributable to equity companies / other stockholders / disc. ops	(4,585)	(5,553)	(5,937)	(9,629)	(8,955)	(9,314)	(4,037)
ICG's share of net income (loss) of Aggregate Core Partner Companies	(4,686)	(4,155)	(3,317)	(6,505)	$(6,630)	$(6,686)	$(7,920)
Other holdings equity method companies	(768)	223	(311)	-	(1,102)	168	(900)
Disposed equity method companies	493	361	-	-	-	-	-
Corporate general and administrative	(4,317)	(3,566)	(3,511)	(3,592)	(3,814)	(4,149)	(2,555)
Corporate stock-based compensation	(1,716)	(1,739)	(1,616)	(1,623)	(1,618)	(1,568)	(1,510)
Corporate interest, net	1,114	1,036	1,359	1,150	758	347	262
Other income(loss)/ restructuring/ impairments	(11,863)	3,586	1,547	6,492	5,853	(407)	34,791
Income taxes	2,148	494	794	865	-	-	330
Income (loss) on discontinued operations	-	(220)	1,024	191	-	-	-
Consolidated net income (loss)	$(19,595)	$(3,980)	$(4,031)	$(3,022)	$(6,553)	$(12,295)	$22,498

		Three Months Ended
		Mar 31, 2007	Jun 30, 2007	Sep 30, 2007	Dec 31, 2007	Mar 31, 2008	Jun 30, 2008	Sep 30, 2008

Aggregate Core Company Information: (1)
Aggregate Revenue		$46,744	$49,137	$58,022	$60,563	$60,257	$63,797	$69,628
Aggregate EBITDA (loss)		$(6,891)	$(7,294)	$(6,424)	$(10,813)	$(11,200)	$(10,917)	$(6,918)
Aggregate Net Loss		$(9,271)	$(9,708)	$(9,254)	$(16,134)	$(15,585)	$(16,000)	$(11,957)

Components of Aggregate Core Company Information

Consolidated Core Companies (Ownership %): (2)
	Revenue	$13,822	$14,632	$16,713	$17,410	$17,752	$18,235	$17,104
ICG Commerce Holdings, Inc. (65%)
Investor Force Holdings, Inc. (81%)	Expenses other than interest, taxes, depreciation and amortization	(16,976)	(17,813)	(19,380)	(17,746)	(19,516)	(19,322)	(19,206)
Vcommerce Inc. (53%)	EBITDA (loss)	$(3,154)	$(3,181)	$(2,667)	$(336)	$(1,764)	$(1,087)	$(2,102)
	Interest	89	49	30	24	(100)	(61)	(74)
	Taxes	-	-	-	(318)	(28)	(239)	(107)
	Depreciation/ Amortization	(466)	(494)	(485)	(442)	(377)	(417)	(407)
	Net loss	$(3,531)	$(3,626)	$(3,122)	$(1,072)	$(2,269)	$(1,804)	$(2,690)

Equity Method Core Companies (Ownership %): (2)
	Revenue	$32,922	$34,505	$41,309	$43,153	$42,505	$45,562	$52,524
Channel Intelligence, Inc. (46%)
Freeborders, Inc. (31%)	Expenses other than interest, taxes, depreciation and amortization	(36,659)	(38,618)	(45,066)	(53,630)	(51,941)	(55,392)	(57,340)
Metastorm (32%)	EBITDA (loss)	$(3,737)	$(4,113)	$(3,757)	$(10,477)	$(9,436)	$(9,830)	$(4,816)
StarCite, Inc. (34%)	Interest	142	237	(18)	(1)	(122)	(146)	(160)
WhiteFence (35%)	Taxes	(31)	(18)	-	(183)	(68)	(362)	(275)
	Depreciation/ Amortization	(2,114)	(2,188)	(2,357)	(4,401)	(3,690)	(3,858)	(4,016)
	Net loss	$(5,740)	$(6,082)	$(6,132)	$(15,062)	$(13,316)	$(14,196)	$(9,267)

(1)	The rationale for management's use of non-GAAP measures is included in the "Description of Terms" supplement to this release.

(2)	ICG's ownership in our eight core companies ranged from 31% to 81% and averaged 47% at September 30, 2008.

INTERNET CAPITAL GROUP, INC.

September 30, 2008

Description of Terms

Consolidated Statements of Operations

Effect of Various Accounting Methods on our Results of Operations

The various interests that the Company acquires in its partner companies are accounted for under three methods: the consolidation method, the equity method and the cost method. The applicable accounting method is generally determined based on the Company’s voting interest in a partner company.

Consolidation. Partner companies in which the Company directly or indirectly owns more than 50% of the outstanding voting securities and for which other stockholders do not possess the right to affect significant management decisions are accounted for under the consolidation method of accounting. Under this method, a partner company’s balance sheet and results of operations are reflected within the Company’s Consolidated Financial Statements. All significant intercompany accounts and transactions are eliminated. Participation of other partner company stockholders in the net assets and in the earnings or losses of a consolidated partner company is reflected in the caption “Minority interest” in the Company’s Consolidated Balance Sheets and Statements of Operations. Minority interest adjusts the Company’s consolidated results of operations to reflect only the Company’s share of the earnings or losses of the consolidated partner company. The results of operations and cash flows of a consolidated partner company are included through the latest interim period in which the Company owned a greater than 50% direct or indirect voting interest for the entire interim period or otherwise exercised control over the partner company. Upon dilution of control below 50%, the accounting method is adjusted to the equity or cost method of accounting, as appropriate, for subsequent periods.

During the three months ended September 30, 2008, the Company accounted for three of its partner companies under this method: ICG Commerce, Investor Force and Vcommerce (starting May 1, 2008). During the three months ended September 30, 2007, the Company accounted for two of its partner companies under this method: ICG Commerce and Investor Force.

Equity Method. Partner companies that are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to a partner company depends on an evaluation of several factors, including, among others, representation on the partner company’s board of directors and the Company’s ownership level, which is generally between a 20% and 50% interest in the voting securities of the partner company, including voting rights associated with the Company’s holdings in common stock, preferred stock and other convertible instruments in the partner company. Under the equity method of accounting, a partner company’s accounts are not reflected within the Company’s Consolidated Balance Sheets and Statements of Operations; however, the Company’s share of the earnings or losses of the partner company is reflected in the caption “Equity loss” in the Consolidated Statements of Operations. The carrying value of equity method partner companies is reflected in “Ownership interests in partner companies” in the Company’s Consolidated Balance Sheets.

When the Company’s interest in an equity method partner company is reduced to zero, no further losses are recorded in the Company’s Consolidated Financial Statements unless the Company has guaranteed obligations of the partner company or has committed to additional funding. When the partner company subsequently reports income, the Company will not record its share of such income until it equals the amount of its share of losses not previously recognized.

During the three months ended September 30, 2008, the Company accounted for seven of its partner companies under this method.

Cost Method. Partner companies not accounted for under the consolidation or the equity method of accounting are accounted for under the cost method of accounting. Under this method, the Company’s share of the earnings or losses of such companies is not included in the Consolidated Balance Sheets or Consolidated Statements of Operations. However, cost method partner company impairment charges are recognized in the Consolidated Statements of Operations. If circumstances suggest that the value of the partner company has subsequently recovered, such recovery is not recorded.

When a cost method partner company qualifies for use of the equity method, the Company’s interest is adjusted retroactively for its share of the past results of its operations. Therefore, prior losses could significantly decrease the Company’s carrying value at that time.

The Company records its ownership interest in equity securities of partner companies accounted for under the cost method at cost, unless these securities have readily determinable fair values based on quoted market prices, in which case these interests are valued at fair value and classified as marketable securities or some other classification in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 115, “Accounting for Certain Investments in Debt and Equity Securities.”

During the three months ended September 30, 2008, the Company accounted for seven of its partner companies under this method.

Certain items impacting the consolidated financial statements: ($ millions)

	Q3		FYTD
Gains (charges):	2008	2007	2008	2007

Other gains (losses):
Gain on Creditex sale	$34.8	$—	$34.8	$—
Loss on convertible note repurchases	—	—	—	(10.8)
Unrealized gain/(loss) on mark-to-market of hedges	(1.7)	(2.1)	0.6	(9.2)
Sales of partner companies	—	0.6	3.1	9.2
Sales of marketable securities	1.4	—	1.4	—
Other, net	(0.1)	3.1	—	4.3
Other Income (Loss)	$34.4	$1.6	$39.9	$(6.5)
Income tax benefit (expense)	$0.2	$0.8	$(0.1)	$3.4
ICG’s share of Partner Company charges, net	$(0.6)	$—	$(1.2)	$—
Discontinued Operations	$—	$1.0	$—	$0.8
	$34.0	$3.4	$38.6	$(2.3)

Stock-based compensation – Corporate and Consolidated Partner Companies	$(1.7)	$(1.8)	$(5.3)	$(5.5)

Aggregate Core Company Information

In an effort to illustrate macro trends within its core companies, ICG provides an aggregation of revenue and net loss figures reflecting 100% of the aggregate revenue and aggregate EBITDA for these companies. ICG calculates aggregate EBITDA for these purposes as earnings (losses) before interest, tax, depreciation and amortization and refers to it as “aggregate EBITDA.” ICG refers to the aggregate revenue of its core partner companies as “aggregate revenue.” ICG does not own its core companies in their entirety and, therefore, this information should be considered in this context. Aggregate revenue and aggregate EBITDA, in this context, represent certain of the financial measures used by ICG’s management to evaluate the performance of core companies. ICG’s management believes these non-GAAP financial measures provide useful information to investors, potential investors, securities analysts and others so each group can evaluate core companies’ current and future prospects in a similar manner as ICG’s management and review results on a comparable basis for all periods presented.

Beginning with our results for the quarter ended March 31, 2008, for all periods presented, we are reporting aggregate revenue and aggregate EBITDA for our core companies based on the sum total of the individual GAAP results of our core companies. For results for periods ended prior to March 31, 2008, this aggregate information was compiled based on individual partner company GAAP results that ICG adjusted to reflect the effect of acquisitions as if such acquisitions had occurred at the beginning of the earliest period presented, rather than on the date they actually occurred. Under GAAP, revenue associated with an acquisition is reported from the consummation date of the acquisition with no adjustment to the comparable prior period. In connection with our compilation of aggregate revenue, aggregate EBITDA and aggregate net loss, we have elected to use GAAP results, rather than adjusted GAAP results, for our core partner companies because this method is consistent with the manner in which such companies evaluate their performance and present their financials. Use of GAAP results without acquisition-related pro forma adjustments will generally result in an increase in the revenue growth rate of a core company that consummates an acquisition during the applicable period.

ICG’s Share of Net Loss of Core, Other Holdings and Disposed Partner Companies

Represents ICG’s share of the net loss of core, other holdings and disposed partner companies accounted for under the consolidated and equity method of accounting.

Corporate Expenses and Interest Income (Expense), net

Corporate general and administrative expenses consist of payroll and related expenses for executive, operational, acquisitions, finance and administrative personnel, professional fees and other general corporate expenses for Internet Capital Group.

Corporate general and administrative expenses decreased during the three months ended September 30, 2008 versus the three months ended September 30, 2007 primarily due to reduced employee related expenses, specifically a reduction to the Internet Capital Group 2008 Performance Plan accrual.

CONTACT:
Investor inquiries:
Internet Capital Group, Inc.
Karen Greene, Investor Relations
610-727-6900
IR@internetcapital.com